Form of Letter of Transmittal

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

Tendered Pursuant to the Offer to Purchase

Dated July 16, 2004

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP

BY TUESDAY, AUGUST 17, 2004.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, NEW YORK TIME, ON TUESDAY,

AUGUST 31, 2004, UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attn: Robin Coroniti

For additional information:

Phone:(610) 260-7600

Fax:(212) 507-8307

Ladies and Gentlemen:

The undersigned hereby tenders to Morgan Stanley Institutional Fund of Hedge Funds LP, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Partnership”), the limited partnership interest in the Partnership or portion thereof (the “Interest” or “Interests” as the context requires) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated July 16, 2004 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE PARTNERSHIP TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Partnership the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Partnership will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Partnership. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Partnership may not be required to purchase the Interest tendered hereby.

A promissory note for the value of the purchased Interest will be mailed to the undersigned. The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of securities for which market quotations are readily available, such payment will be made by means of a special arrangement between the undersigned and the General Partner, separate from this Letter of Transmittal and the Offer.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Partnership as of September 30, 2004, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Partnership’s financial statements, which is anticipated to be completed no later than 60 days after December 31, 2004, the Partnership’s fiscal year-end, and will be paid promptly thereafter.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO: MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP, ONE TOWER BRIDGE, 100 FRONT STREET, SUITE 1100, WEST CONSHOHOCKEN, PA 19428-2881, ATTN: ROBIN CORONITI. FOR ADDITIONAL INFORMATION: PHONE:(610) 260-7600 OR FAX:(212) 507-8307.

PART 1.	NAME AND ADDRESS:

Name of Limited Partner:
Social Security No.
or Taxpayer
Identification No.:

Telephone Number:

PART 2.	AMOUNT OF LIMITED PARTNERSHIP INTEREST BEING TENDERED:

☐ The undersigned’s entire limited partnership interest.

☐ A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.

Note: A minimum interest with a value greater than $250,000 (after taking into account this tender) must be maintained (the “Required Minimum Balance”).*

☐ That portion of the undersigned’s limited partnership interest in excess of the Required Minimum Balance.

*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Partnership may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.	PAYMENT:

CASH PAYMENT

Cash payments will be wire transferred to the following account:

______________________________________
Name of Bank

_________________________________________
Address of Bank

_________________________________________
ABA Number

_________________________________________
Account Number

_________________________________________
Name Under Which Account is Held

PROMISSORY NOTE

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Partnership.

PART	4. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-Signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: